EXHIBIT 3.1

                             The Companies Ordinance
                           A Company Limited by Shares
                          Memorandum of Association of

                        Debug Hadshanut Be'am [in Hebrew]
                       Debug Innovation Ltd. [in English]

1.       The company's name is: Debug Hadshanut Be'am - Debug Innovation Ltd.

2.       The objectives for which the company is founded are:

                  a. To engage in all matters relating to innovations and inventions in the fields of science and technology.

                  b. The company shall be qualified for any right, obligation and legal act.

3.       The members liability is limited.

4.       The company's share capital is 1,110 shares, as follows:

         Divided into 100 Ordinary Class A shares of NIS 1 each; And 10 Management Shares of NIS 1 each; And 1,000 Ordinary Class B shares of 1 shekel each.

We, the persons whose names and addresses are entered hereunder, wish to be incorporated as a company in accordance with this memorandum of association, and do hereby agree to take the number of shares in the company's fund as entered beside our respective names.


Names and addresses of signatories   I.D. Number        No. of shares taken              Signature
----------------------------------   -----------        -------------------              ---------
Oded Bashan          Manager         0587752            1 ordinary class A share         (-)
Carmiel                                                 1 management share

Roni Gilboa          Engineer        05429957           1 ordinary class A share         (-)
Beit Hilel                                              1 management share

                                             [Stamp of Efrat Koversky, Adv.]
                                                                  (-)
                                                            ----------------
                                                            Witness to signature
February 14, 1990

                        (-Emblem of the State of Israel-)

MINISTRY OF JUSTICE                                       REGISTRAR OF COMPANIES

                                 STATE OF ISRAEL

                THE COMPANIES ORDINANCE [NEW VERSION], 5743-1983

                          CERTIFICATE OF CHANGE OF NAME

I hereby certify that pursuant to a special resolution and in accordance with
Article 37 of the Companies Ordinance [New Version], 5743-1983, the Company

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                              Debug Innovation Ltd.
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has changed its name and shall, as of this day, be named

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                            On Track Innovations Ltd.
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and the amended name as aforesaid has been recorded in the Register of
Companies.

To which I have hereto set my hand in Jerusalem this     8th day of July, 1991
                                                         26th day of Tamuz, 5751

Company No. 51-145625-3

                                                       July 22, 1998
                                                   Registrar of Companies
                                                            (-)
                                             [ Stamp of the Ministry of Justice,
                                                   Registrar of Companies ]

                                                       [ Income stamps ]